UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 14, 2005

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	0-11129	61-0979818
(State or other jurisdiction of	(Commission file number)	(IRS Employer Identification Number)
Incorporation)

346 North Mayo Trail
Pikeville, Kentucky		41501
(Address of principal executive offices)		(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

Item 5.02 Departure of Directors or Principal Officers--Retirement of Member of the Board of Directors

On March 14, 2005, Ernest M. Rogers advised the Corporation of his intent to retire from the Board of Directors of Community Trust Bancorp, Inc. Mr. Rogers will not be standing for re-election to the Board of Directors in 2005; therefore, he will retire his position effective April 26, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	March 14, 2005	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer